Exhibit 99.1

Arax Holdings Corp.

The Next Evolution of Ping Exchange

ARAX Holdings Corp. Announces the Next Evolution of Ping Exchange: The Most Compliant Digital Asset Trading Platform in the World

Unrivaled Compliance, Seamless Transactions, and the Future of Digital Identity Management

New York, February 12, 2025, ARAX Holdings Corp. proudly announces a groundbreaking technological milestone in its Ping Exchange Software Platform, positioning it as the world’s most compliant, secure, and advanced digital asset trading platform. This latest update integrates cutting-edge compliance mechanisms, the AML 6 Directive, FATF Travel Rule regulations, and the seamless integration of digital identity management through CorePass.

With these innovations, the Ping Exchange Software Platform is redefining regulatory standards in DeFi and centralized exchange trading, ensuring an unmatched level of security and transparency using blockchain technology as the singular source of trust.

Key Technical Advancements in Ping Exchange Software

Frontend Enhancements: A Seamless, User-Centric Experience

●	Full On-Ramp & Off-Ramp Flow: Users can now transition between fiat and crypto effortlessly, with a streamlined, fully integrated UI experience.

●	Verified Wallets for Major Assets: BTC, ETH, and LTC now feature enhanced ownership verification, including QR-code signing and secure address validation.

●	Address Book Security & Functionality: Integrated Verified Wallets, ensuring enhanced security and compliance while improving ease of access.

●	Enhanced Order Book & Swap Execution: Real-time conversion rates, a hover mechanism for better navigation, and aggregated popovers for improved interaction.

Backend Advancements: Unmatched Compliance & Security

●	FATF & AML 6 Compliance: Adhering to global financial security standards, making Ping Exchange one of the most legally compliant platforms in the world.

●	Advanced Price Stability: TWAP (Time-Weighted Average Price) & VWAP (Volume-Weighted Average Price) algorithms provide accurate market pricing and reduce manipulation risks.

●	Integrated MoonPay for Fiat-to-Crypto Transactions: Enabling a frictionless fiat on-ramp, enhancing global user accessibility.

●	LTC Ownership Verification via PDF Declaration: Introducing a secure, document-based ownership verification method, raising industry standards for security and transparency.

CorePass: Digital Identity & Attribute Management at the Core

A pivotal component of this evolution is the CorePass Digital Identity framework, which seamlessly links user identity with digital attributes, providing unprecedented security, regulatory compliance, and trust.

“This is more than just a technology update; it is the foundation for secure, regulated digital asset trading. ARAX, through Ping Exchange and CorePass, is setting a new global standard for compliance, security, and seamless user experience. We are not just building an exchange; we are building the infrastructure for the future of decentralized and trade finance.”
— Ockert Loubser, COO, ARAX Holdings

Why This Matters: The Future of DeFi and TradeFi Compliance

With regulatory scrutiny increasing worldwide, the Ping Exchange Software Platform is now the most compliant exchange available, seamlessly integrating AML, KYC, and FATF guidelines into an intuitive, high-performance digital trading experience. This revolutionary integration is a game-changer for institutional and retail investors alike, bridging the gap between traditional finance, trade finance, and decentralized finance (DeFi).

Introducing the Carbon Credit Exchange, Settlement, and Offsetting Platform coming later in 2025

ARAX’s Ping Exchange Software Platform is actively enhancing its offerings by developing a state-of-the-art platform for Carbon Credit Exchange, Settlement, and Offsetting. This groundbreaking solution revolutionizes the trading and management of verified mandatory and voluntary carbon credits, along with carbon credit certificates. It facilitates seamless, compliant settlement of carbon credit digital assets while promoting greater environmental accountability.

The platform will empower both enterprises and individuals to actively participate in the carbon credit market. Notably, ARAX is developing specialized solutions for the logistics, transport, and e-commerce sectors. These integrations will allow businesses to seamlessly incorporate carbon offsetting into their operations.

Stay tuned for more updates, with additional developments expected in 2025 as we approach the EURO 7 regulatory deadlines.

“The transition to a global carbon-conscious economy requires innovative financial solutions that bridge compliance, transparency, and accessibility. With our Carbon Credit Exchange and Offsetting Platform to be released later this year, ARAX is pioneering a scalable, blockchain-driven infrastructure that enables seamless carbon credit transactions for businesses and individuals alike. This is not just about trading; it’s about creating a verifiable path toward a more sustainable future.” – Michael Loubser, CEO, ARAX Holdings.

Join the Future of Secure Digital Trading

ARAX Holdings Corp. continues to push the boundaries of blockchain innovation, regulatory compliance, and financial security. The latest advancements in its Ping Exchange, CorePass, and the Core Ecosystem Software Platforms position ARAX as the global leader in compliant and decentralized financial trading. Additionally, with the integration of the Carbon Credit Exchange, Settlement, and Offsetting Platform, ARAX is pioneering sustainability-driven financial solutions, providing a seamless way for businesses and individuals to participate in the Defi, Trade Finance, and digital asset settlement markets.

Explore white-label solutions for Ping Exchange Software, DeFi platforms, and digital asset settlement systems, including support for assets like carbon credit certificates. Contact us at contact@arax.cc to learn more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Press Contact:

ARAX Holdings Corp.
Email Address: investor@ara.cc
Phone Number: +1 (850) 254 1161